Exhibit 10.1

FORM OF PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is made and entered into as of this _____ day of March, 2009, by and between ________________________ (the “Holder”), and CommScope, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Holder $__________ principal amount of the Company’s 3.5% Convertible Senior Subordinated Debentures due 2024 (the “New Debentures” or the “3.5% Debentures”) at a purchase price of $1,000 per $1,000 principal amount of New Debentures;

WHEREAS, the Holder desires to purchase $__________ principal amount of New Debentures at a purchase price of $1,000 per $1,000 principal amount of New Debentures on the terms and conditions set forth in this Agreement (the “Sale of New Debentures” or the “Transaction”);

WHEREAS, the 3.5% Debentures will be issued pursuant to the Indenture, to be entered into by the Company and the Trustee named therein (the “Indenture”), substantially in the form of Exhibit A attached hereto;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
Sale of Debentures

Section 1.1    Sale of the 3.5% Debentures.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall sell to the Holder, and the Holder agrees to purchase from the Company, the $_________ aggregate principal amount of New Debentures at a purchase price of $1,000 per $1,000 principal amount thereof (the “Purchase Price”).

Section 1.2    Closing. The closing of the Transaction (the “Closing”) is anticipated to take place on the fifth business day (March 19, 2009) after the date hereof at the offices of the Company, 1100 CommScope Place SE, Hickory, North Carolina 28603, or on such other date and at such other place as the parties may agree in writing (the “Closing Date”). At the Closing, with regard to the sale of New Debentures, (A) the Holder shall deliver or cause to be delivered to the Company the Purchase Price in cash by wire transfer of immediately available funds and (B) the Company shall issue to the Holder the New Debentures.

Section 1.3    Conditions to Closing. (i) The obligation of the Holder hereunder to consummate the Transaction at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)    The Company shall have executed and delivered this Agreement to Holder;

(b)    The Company and the Trustee shall have executed and delivered the Indenture;

(c)    The Company shall have executed and delivered the 3.5% Debentures in the aggregate principal amount set forth in Section 1.1;

(d)    The Company shall have submitted a subsequent listing application for the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable upon conversion of the 3.5% Debentures with The New York Stock Exchange prior to the Closing Date;

(e)    The Company shall have delivered to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC a certificate of the Company, dated the Closing Date, executed by the secretary of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed this Agreement and the 3.5% Debentures; and (ii) as to the adoption of resolutions of the board of directors of the Company (and the pricing committee thereof) which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of this Agreement, the Indenture and the 3.5% Debentures; and (y) the performance of the obligations of the Company hereunder and thereunder;

(f)    The Company shall have delivered to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement that are qualified as to materiality are true and correct as so qualified and the representations and warranties of the Company in this Agreement that are not so qualified are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on the Closing Date and that the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(g)    Simultaneously with the Closing, the Company shall issue an aggregate principal amount of 3.5% Debentures that, together with debentures issued to Other Holders (as defined below) is not less than $75,000,000;

(h)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on The New York Stock Exchange;

(i)    The Company shall have obtained a Committee on Uniform Securities Identification Procedures number (CUSIP number) for the 3.5% Debentures;

(j)    The 3.5% Debentures shall be eligible for clearance and settlement through The Depository Trust Company (“DTC”);

(k)    The 3.5% Debentures satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act; and

(l)    The Company shall have delivered to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, dated as of the Closing Date, in substantially the form of Exhibit B-1 attached hereto and the opinion of Robinson, Bradshaw & Hinson, P.A., in substantially the form of Exhibit B-2 attached hereto, which opinions may contain reasonable and customary preambles, qualifications and exceptions.

(ii)    The obligation of the Company hereunder to consummate the Transaction at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a)   The Holder shall have executed and delivered to the Company this Agreement;

(b)   The Holder shall have delivered, or caused to be delivered, to the Company the Purchase Price for the New Debentures, in accordance with the written instructions of the Company;

(c)    The representations and warranties of the Holder in this Agreement that are qualified as to materiality are true and correct as so qualified and the representations and warranties of the Holder in this Agreement that are not so qualified are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on the Closing Date and that the Holder shall have in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(d)    Simultaneously with the Closing, the Company shall issue an aggregate principal amount of 3.5% Debentures that, together with debentures issued to Other Holders, is not less than $75,000,000.

Section 1.4    Sale of Additional Debentures.  Simultaneously with the Closing, the Company may issue New Debentures pursuant to one or more Other Agreements, subject to the terms of the Indenture, with one or more Other Holders and/or any new Holders.

ARTICLE II
Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties to the Company, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, each of which is true and correct on the date hereof and shall survive the Closing Date and the Transaction to the extent set forth herein.

Section 2.1    Existence and Power.

(a)    The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)    The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or the Holder’s formation documents or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, violations or defaults which would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 2.2     Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

Section 2.3    [Reserved].

Section 2.4    General Solicitation.  The Holder is not purchasing or acquiring the 3.5% Debentures as a result of any advertisement, article, notice or other communication regarding the 3.5% Debentures published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertising (within the meaning of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”)).

Section 2.5    Investment Decision. The Holder is either (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and an “accredited investor” within the meaning of Rule 501 of Regulation D or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D, and in either case was not organized for the purpose of acquiring the 3.5% Debentures or the shares of the Company's Common Stock into which the 3.5% Debentures may be converted (the “Underlying Common Stock”). The Holder (or its authorized representative) is familiar with the Company's objectives and business plan, has had the opportunity to review the Company's filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company's Annual Report on Form 10-K filed on February 26, 2009 and the Company’s Current Reports on Form 8-K filed on January 21, 2009, February 13, 2009, February 18, 2009 and March 3, 2009 (all of such filings with the SEC referred to, collectively, as the “SEC Documents”).  The Holder has reviewed copies of the Indenture, including a copy of the Indenture marked to show the differences between the Indenture and that certain indenture, dated as of March 24, 2004, by and between the Company and U.S. Bank National Association, as trustee (as successor trustee to Wachovia Bank, National Association), related to the Company’s 1.00% Convertible Senior Subordinated Debentures due 2024 (the “Outstanding Debentures”), and has had an opportunity to ask questions of the Company and to obtain from representatives of the Company such information as is necessary to determine the changes reflected in each such document, including the changes to the terms of the 3.5% Debentures compared with the Outstanding Debentures.  The Holder has had such opportunity to ask questions of the Company and its representative and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the purchase of the New Debentures pursuant hereto and to make an informed investment decision with respect to such purchase. The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the 3.5% Debentures to the Holder without having first registered the 3.5% Debentures or the Underlying Common Stock under the Securities Act.

Section 2.6    Experience of Holder.  The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the 3.5% Debentures, and has so evaluated the merits and risks of such investment.  Such Holder understands that it must bear the economic risk of this investment in the 3.5% Debentures indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

Section 2.7    Entirely for Own Account.  The Holder is acquiring the 3.5% Debentures for investment purposes for its own account and not towards, or for resale in connection with, the public sale or distribution of all or any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the 3.5% Debentures, except pursuant to sales registered or exempted under the Securities Act; provided, however that by making the representations and warranties herein, the Holder does not agree to hold any of such 3.5% Debentures for any minimum or other specific term and reserves the right to dispose of such 3.5% Debentures or the Underlying Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement.  The Holder is acquiring the 3.5% Debentures to be issued to the Holder hereunder in the ordinary course of its business.  The Holder does not presently have any understanding, directly or indirectly, with any person to distribute any of the 3.5% Debentures to be issued to the Holder hereunder.

Section 2.8    No Legal, Tax or Investment Advice.  The Holder understands and agrees that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Holder in connection with the Transaction constitutes legal, tax or investment advice.  Such Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the 3.5% Debentures.  Such Holder understands that Lazard Frères & Co. LLC and Lazard Capital Markets LLC make no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Holder may have received in connection therewith.  Such Holder acknowledges that it has not relied on any information or advice furnished by or on behalf of Lazard Frères & Co. LLC or Lazard Capital Markets LLC.

Section 2.9    Illegal Transactions.  The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company's securities) since the time that such Holder was first contacted by either the Company, Lazard Frères & Co. LLC or Lazard Capital Markets LLC or any other person regarding an investment in the Company.  Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

Section 2.10    Restricted Securities.  The Holder understands that neither the 3.5% Debentures nor the Underlying Common Stock have been registered under the Securities Act, and are being issued hereunder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations and warranties as expressed herein. The Holder understands that the 3.5% Debentures (and the Underlying Common Stock) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the 3.5% Debentures (and the Underlying Common Stock) indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the 3.5% Debentures (and the Underlying Common Stock), and on requirements relating to the Company which may be outside the Holder's control, and which the Company is under no obligation and may not be able to satisfy.

Section 2.11    No Public Market.  The Holder understands that no public market now exists for the 3.5% Debentures, and that the Company has made no assurance that a public market will ever exist for the 3.5% Debentures.

Section 2.12    Legends.  The Holder understands that the 3.5% Debentures and any shares of Underlying Common Stock will bear one or more of the legends required by the Indenture, and the removal of such legends shall be governed by the terms of the Indenture.

Section 2.13    Affiliate Status.  Neither the Holder nor any of its affiliates is an officer, director or a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 10% of the shares of Common Stock.  Neither Holder nor any of its affiliates is, (a) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any material acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries out of the ordinary course of business, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) forming, joining or in any way participating in a “group” (as defined under the Exchange Act) with respect to the Company with respect to the matters set forth in (a) above; (c) otherwise acting, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; or (d) entering into any discussions or arrangements with any third party with respect to any of the foregoing. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

ARTICLE III
Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, each of which is true and correct on the date hereof and shall survive the Closing Date and the Transaction to the extent set forth herein.

Section 3.1    Existence and Power.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company's obligations hereunder, and to consummate the transactions contemplated hereby.

(b)    The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than state securities regulators, The New York Stock Exchange, The Depository Trust Company and The PORTAL Market; and (ii) do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company's amended and restated certificate of incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except, in the case of clause (ii) hereof (x) for such breaches, violations or defaults which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect (as defined below) and (y) that the Company’s credit agreement, dated as of December 27, 2007, by and among the Company, Bank of America, N.A., as Administrative Agent and the Lenders party thereto (the “Credit Agreement”) in its current form would not permit the cash repurchase of 3.5% Debentures by the Company to the extent that Holders exercise the repurchase option pursuant to Section 3.06 of the Indenture.

Section 3.2    Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

Section 3.3    Capitalization. At the Closing, the authorized capital stock of the Company will consist of 300,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).  As of the close of business on February 23, 2009, there were 72,572,433 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.  All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable, and, when originally issued, were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable pre-emptive, participation, rights of first refusal and other similar rights.

Section 3.4    Valid Issuance of the 3.5% Debentures and Reservation of the Underlying Common Stock.  The 3.5% Debentures, when issued, authenticated, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Indenture, will constitute valid and binding obligations of the Company, free of restrictions on transfer other than restrictions on transfer under this Agreement and the Indenture, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity. Assuming the accuracy of the representations of the Holder in Section 2 of this Agreement and subject to the filing of Form D pursuant to Regulation D and state securities laws, the 3.5% Debentures will be issued in compliance in all material respects with all applicable federal and state securities laws. The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Company's amended and restated certificate of incorporation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Based in part upon the representations and warranties of the Holder in Section 2 of this Agreement, the 3.5% Debentures, when issued and delivered in accordance with the terms of the 3.5% Debentures and the Indenture, will be issued in compliance in all material respects with all applicable federal and state securities laws.

Section 3.5    DTC.  The Company will use commercially reasonable efforts to permit the 3.5% Debentures to be eligible for clearance and settlement through DTC.

Section 3.6    SEC Documents; Financial Statements.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents.  As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements and schedules included in the SEC Documents: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder.

Section 3.7    No Material Adverse Effect.  Since the respective dates as of which information is given in the SEC Documents, there has not been any event or occurrence having a Material Adverse Effect on the Company or its subsidiaries, except as reflected or disclosed in a subsequent SEC Document.

Section 3.8    144A Information.  While any of the Debentures or Common Shares underlying the Debentures remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

Section 3.9    No Similar Class of Security.  On the Closing Date, the 3.5% Debentures will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system.

Section 3.10    No General Solicitation.  Neither the Company, nor any of its Affiliates (as such term is defined in Rule 501(b) of Regulation D), nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the 3.5% Debentures.

Section 3.11    Private Placement.  Neither the Company nor any of its Affiliates (as such term is defined in Rule 501(b) of Regulation D)  nor, any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the 3.5% Debentures as contemplated hereby.  Assuming the accuracy of the representations and warranties of the Holder set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the 3.5% Debentures by the Company to the Holder as contemplated hereby. The sale and issuance of the 3.5% Debentures hereunder does not contravene the rules and regulations of The New York Stock Exchange.

Section 3.12    Investment Company.  The Company is not and, after giving effect to the issuance of the 3.5% Debentures and the application of any proceeds thereof, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.13    Legal Proceedings.  No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean when used in respect of any matter relating to the Company a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries, considered as one enterprise, or would materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture and the 3.5% Debentures.

Section 3.14    Compliance with Laws; Permits.  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its significant subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 3.15    New York Stock Exchange Listing Approval.  The Company will use commercially reasonable efforts to have the shares of Common Stock issuable upon conversion of the 3.5% Debentures approved by The New York Stock Exchange for listing no later than 15 days after the Closing Date.

ARTICLE IV
Miscellaneous Provisions

Section 4.1    Notice.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.2    Entire Agreement.  This Agreement and the other documents and agreements executed in connection with the Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3    Assignment; Binding Agreement.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.4    Counterparts.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile, .pdf attachment, or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5    Remedies Cumulative.  Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.6    Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.7    No Third Party Beneficiaries or Other Rights.  Nothing herein shall grant to or create in any person not a party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.8    Waiver; Consent.  This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party's rights and remedies with respect to such noncompliance or breach.

Section 4.9    Word Meanings.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.10    No Broker.  Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker's commission or finder's fee in connection with the transactions contemplated by this Agreement other than such commissions, fees and expenses for which such party shall be solely responsible.

Section 4.11    Further Assurances.  The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.12    Costs and Expenses.  The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys' fees.

Section 4.13    Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.14    Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDER:

By:
Name:
Title:

THE COMPANY: COMMSCOPE, INC.
By:
Name:
Title: